UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2012

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).            Compensatory Arrangements of Certain Officers.

On June 13, 2012, the Compensation Committee of the Board of Directors of Genta Incorporated (the “Company”) approved the grant of restricted stock to the executive officers of the Company as follows:  Raymond P. Warrell, Jr. M.D. (800,000,000 shares); Loretta M. Itri, M.D. (650,000,000 shares); and Gary Siegel (550,000,000 shares).  The number of shares were determined relative to the fully-diluted capital stock of the Company, assuming conversion of the outstanding securities into common stock of the Company (approximately 67 billion shares in the aggregate).

The restricted stock is intended to incentivize and retain the Company’s executive officers through the approval of the Company’s lead product candidate, and therefore, the restricted stock vests 100% upon the approval by the U.S. FDA of tesetaxel for any indication.  The executive officers must be employed on the vesting date, and such equity automatically accelerates upon a change of control (as defined in the grant award document) of the Company.

The grant of the restricted stock was issued outside of the Company’s stock plan, and therefore, has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The issuance of the securities in this transaction was exempt from registration under Section 4(2) of the Securities Act.

Item 3.02.            Unregistered Sales of Equity Securities.

See Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance

Dated:  June 15, 2012